Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery
for
Offer to Purchase For Cash
All Outstanding Shares of Common Stock
of

Empire Resources, Inc.

at
$7.00 Per Share, Net in Cash,
Pursuant to the Offer to Purchase dated April 7, 2017
by

Ta Chen Investment Corporation

a wholly owned subsidiary of

Ta Chen Stainless Pipe Co., Ltd.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 PM, NEW YORK CITY TIME, ON THURSDAY, MAY 4, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

Do not use for signature guarantees

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer of Ta Chen Investment Corporation, a Delaware corporation (“Purchaser”), to purchase all outstanding shares of common stock, par value $0.01 per share (“Shares”), of Empire Resources, Inc., a Delaware corporation (“Empire Resources”), at a price of $7.00 per Share, net to the seller in cash, without interest and subject to any required withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 7, 2017 (together with any amendments or supplements thereto, the “Offer to Purchase”), and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) enclosed herewith. Purchaser is a wholly owned subsidiary of Ta Chen Stainless Pipe Co., Ltd., a Taiwan corporation (“Ta Chen”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, may be delivered by hand, mail, express mail, courier, or other expedited service, or, for Eligible Institutions (as defined below) only, by facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call (877) 248-6417(toll free) or (718) 921-8317

Facsimile: (718) 234-5001

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Purchaser, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 7, 2017 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Owner(s):
(Please Type or Print)
Share Certificate Numbers (if available):
If Shares will be delivered by book-entry transfer:	Address(es):
Name of Tendering Institution:	(Including Zip Code)
DTC Participant Number:	Area Code and Telephone Number:
Transaction Code Number: Date:	Signature(s):

GUARANTEE
(Not to be used for Signature Guarantee)

The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including any of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program or an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and any other required documents, will be received by the Depositary at one of its addresses set forth above within three trading days after the date of execution hereof. For the purpose of the foregoing, a trading day is any day on which the New York Stock Exchange is open for business.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:  201_

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.